Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No 333-151149, 333-117395, 333-64256, 333-41247, 333-90972, 333-43174) and Form S-3 (333-98041, 333-63890) of WD-40 Company of our report    dated October 22, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Diego, California
October 22, 2013